EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Guardian Separate Account N registration statement on Form S-6 (the "Registration Statement") of our report dated February 14, 2000, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial and Actuarial Experts" in such Registration Statement.


                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP

New York, New York
April 4, 2000